Alleghany Funds

Special Meting of Shareholders

June 17, 1999

PROPOSAL NO. 1

The Special Meeting of Shareholders was held for the purpose of electing four
(4) new Trustees of the Trust.


			               Shares voted for:	Shares withheld:
Dorothea Gilliam	  362,001,955		     1,799,393
Robert Kushner	    362,196,970		     1,604,378
Robert Scherer	    362,951,668	     	1,849,680
Denis Springer	    361,940,022		     1,861,326


PROPOSAL NO. 2

The Special Meeting of Shareholders was also held for the purpose of approving or disapproving proposed changes to the investment objective of each Fund, with the exception of Alleghany-Chicago Trust Money Market Fund.


FUND                     					FOR 		AGAINST	  ABSTAIN
Alleghany-Montag & Caldwell
Growth Fund-Class N & I		30,223,475	 984,222		512,837
Alleghany-Chicago Trust
Growth & Income Fund		     6,208,799	381,689		 8,765,163
Alleghany-Chicago Trust
Talon Fund				               688,472	  2,474		   3,820
Alleghany-Chicago Trust
Small Cap Value Fund		     3,185,094  15,864		     103
Alleghany-Veredus
Aggressive Growth Fund	   	1,423,476      	0		    57,716
Alleghany-Montag & Caldwell
Balanced Fund-Class N & I	 5,519,458 	946,192		 105,659
Alleghany-Chicago Trust
Balanced Fund		          	10,355,600	 152,858	 	  40,182
Alleghany-Chicago Trust
Bond Fund				              8,427,257 	 17,947		3,380,490
Alleghany-Chicago Trust
Municipal Bond Fund		         41,840     1,907 	1,266,716


PROPOSAL NO. 3

The Special Meeting of Shareholders was also held for the purpose of approving or disapproving the existing investment advisory agreements between the Chicago Trust Company and certain Funds of the Trust, in order to eliminate the Amended and Restated Guaranty Agreement of Chicago Title & Trust Company, which is no longer affiliated with the Chicago Trust Company.


FUND				              	FOR	   	AGAINST    	ABSTAIN
Alleghany-Chicago Trust
Growth & Income Fund		15,683,222	376,319		115,114
Alleghany-Chicago Trust
Talon Fund				           716,752	  1,687	      58
Alleghany-Chicago Trust
Balanced Fund		      	 10,276,799	150,643		167,285
Alleghany-Chicago Trust
Bond Fund			          	11,852,316	  9,928		  88,278
Alleghany-Chicago Trust
Municipal Bond Fund		   1,310,473	      0         0
Alleghany-Chicago Trust
Money Market Fund			  261,743,645	294,639		450,153